UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

CAUTIONARY STATEMENTS REGARDING

(UNAUDITED) CONDENSED COMBINED STATEMENTS OF OPERATIONS

The unaudited condensed combined statements of operations of PharMerica Corporation attached hereto as an exhibit reflect the historical results of Kindred Pharmacy Services, Inc. (“KPS”) and PharMerica LTC (“LTC”) on a combined basis of accounting. The application of consolidation procedures and other available information could cause actual results to differ materially from those expressed in, or implied by, the unaudited condensed combined statements of operations contained in the exhibit herein. With respect to these unaudited condensed combined statements of operations, PharMerica Corporation has not reflected the results of the merger of KPS and LTC, of which, the Pharmacy Transaction was effectively consummated on July 31, 2007.

The unaudited condensed combined statements of operations do not include pro-forma adjustments under Regulation S-X, Article 11. Actual results may differ materially from those expressed in, or implied by the unaudited condensed combined statements of operations when prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

(UNAUDITED) CONDENSED COMBINED STATEMENTS OF OPERATIONS

Exhibit 99.1 contained herein sets forth selected historical financial and statistical data of KPS and LTC in the form of unaudited condensed combined statements of operations. Exhibit 99.1 sets forth selected financial data of KPS and LTC for the three month periods ended March 31, 2007, June 30, 2007 and September 30, 2007.

The unaudited condensed combined statements of operations were prepared using (1) the unaudited condensed consolidated statements of operations of KPS and the unaudited statements of operations of LTC for the three months ended March 31, 2007, June 30, 2007 and September 30, 2007.

The unaudited condensed combined statements of operations does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities that might result from the transaction, nor do they reflect the potential for increased or duplicative costs PharMerica Corporation may incur in becoming a stand-alone, publicly traded company. Our actual overhead costs may also differ from the parent allocations included in the historical financial statements of KPS and LTC.

The unaudited combined statements of operations contained in Exhibit 99.1 may not be indicative of our historical and future results as a stand-alone, publicly traded company. The unaudited condensed combined statements of operations should be read in conjunction with the historical financial statements and accompanying notes to the consolidated financial statements of KPS and the financial statements of LTC that are included in the Form S-4/S-1 which was declared effective by the Securities and Exchange Commission on July 17, 2007.

The unaudited condensed combined statements of operations are not intended to represent or be indicative of the consolidated results of operations or financial condition of PharMerica Corporation that would have been reported had the Pharmacy Transaction been completed as of the date or period presented, and should not be taken as representative of the future consolidated results of operations or financial condition of PharMerica Corporation.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

USE OF NON-GAAP MEASURES

Exhibit 99.1 includes one or more non-U.S. GAAP financial measures within the meaning of Regulation G. With respect to each non-U.S. GAAP financial measure, the Company has disclosed the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP and a reconciliation of each non-U.S. GAAP measure to the most directly comparable U.S. GAAP measure.

PharMerica Corporation calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results. The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, PharMerica Corporation believes that Adjusted EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. Adjusted EBITDA does not represent funds available for PharMerica Corporation’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. GAAP. The items excluded from Adjusted EBITDA but included in the calculation of PharMerica Corporation’s reported net income are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance. PharMerica Corporation’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica Corporation also utilizes the unaudited combined statements of operations contained in Exhibit 99.1 for purposes of monitoring the business subsequent to the Pharmacy Transaction and comparing the operating results to the historical combined statements of operations for KPS and LTC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

As described in Item 7.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	PharMerica Corporation (Unaudited) Condensed Combined Statements of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: November 8, 2007	By:	/s/ Michael J. Culotta
Michael J. Culotta
Executive Vice President and Chief Financial Officer